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                                                                      EXHIBIT 4

                                          Assets (in millions) Amount of Single
Name of Fund                                   (9/30/07)         Insured Bond
------------                              -------------------- ----------------
Columbia Funds Institutional Trust.......       $  1,120          $1,250,000
Columbia Funds Series Trust I............       $ 29,591          $2,500,000
Columbia Funds Variable Insurance Trust..       $  1,766          $1,500,000
Banc of America Funds Trust..............       $      3          $  125,000
Columbia Funds Master Investment Trust,
  LLC....................................       $ 19,440          $2,500,000
Columbia Funds Series Trust..............       $183,847          $2,500,000
Columbia Funds Variable Insurance Trust I       $  2,188          $1,700,000
Excelsior Funds, Inc.....................       $ 17,670          $2,500,000
Excelsior Funds Trust....................       $  1,162          $1,250,000
Excelsior Tax-Exempt Funds, Inc..........       $  3,235          $2,100,000